Exhibit 10.3
FIRST AMENDMENT TO THE
HOUSTON EXPLORATION COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
This First Amendment to the Houston Exploration Company Supplemental Executive Retirement Plan, as amended and restated on July 25, 2006 (the “Plan”), is made on behalf of the Houston Exploration Company (the “Company”), the sponsor of the Plan, and is effective as of immediately prior to, and contingent upon, the effective time of the merger contemplated by the Agreement and Plan of Merger, proposed to be entered into by and among the Company, Forest Oil Corporation, a New York corporation (“Parent”), and MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of Parent.
1. Section 4.2 of the Plan is hereby deleted in its entirety and is replaced with the following new Section 4.2:
     4.2. [Reserved].
2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

THE HOUSTON EXPLORATION COMPANY
By:	/s/ Roger B. Rice
	Name:	Roger B. Rice
	Title:	Senior Vice President - Administration